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                                                                   Exhibit 10.2



                                  SEPRACOR INC.

                         1999 DIRECTOR STOCK OPTION PLAN


1.       PURPOSE

         The purpose of this 1999 Director Stock Option Plan (the "Plan") of Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate outside directors ("Directors") of the Company by providing such Directors with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

2.       ELIGIBILITY

         Each Director of the Company who is not an employee of the Company (an "Eligible Director") is eligible to be granted options (an "Option") under the Plan. Any person who has been granted an Option under the Plan shall be deemed a "Participant."

3.       ADMINISTRATION, DELEGATION

          The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No Director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

4.       STOCK AVAILABLE FOR OPTIONS

         a. NUMBER OF SHARES. Subject to adjustment under Section 4(b), Options may be made under the Plan for up to 900,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered


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by such Option shall again be available for the grant of Options under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         b. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iii) the number and class of securities available for automatic grants shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this
Section 4(b) shall not be applicable.

5.       STOCK OPTIONS

         a.       AUTOMATIC GRANTS.

                  i. Each Eligible Director shall be granted an Option to purchase 10,000 shares of Common Stock at the close of business on the date such Eligible Director is first elected to serve on the Board.

                  ii. Each Eligible Director who is serving on the Board at the adjournment of any annual meeting which begins at least six months after the date of his or her election shall be granted an Option to purchase 10,000 shares of Common Stock at the close of business on the date of each such adjournment.

         b. OPTION EXERCISE PRICE. The option exercise price per share for each Option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock as listed on a nationally recognized securities exchange or the Nasdaq National Market, as the case may be, on the date of grant (or, if no such price is reported on such date, such price as reported on the nearest preceding day); or (ii) the fair market value of the stock on the date of grant, as determined by the Board of Directors, if the Common Stock is not publicly traded.

         c.       EXERCISE PERIOD.

                  i. Each Option granted pursuant to clause (i) of Section 5(a) shall vest

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and be exercisable in equal annual installments of 2,000 shares beginning on the first anniversary of the date of grant; and


                  ii. each Option granted pursuant to clause (ii) of Section 5(a) shall vest and be exercisable on the day prior to the first annual meeting of stockholders following the date of grant of such Option, provided that, in each instance described herein the Participant continue to serve as a director on such dates. In addition, subject to the provisions of Section 5(d) and
Section 6(1), no Option may be exercised more than 90 days after the Participant ceases to serve as a director of the Company and such Option may only be exercised for the purchase of such number of shares as were vested and exercisable at the time of such termination. No Option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to approval of the Plan by the stockholders of the Company.

         d. EXERCISE PERIOD UPON DEATH OR DISABILITY. Notwithstanding the provisions of Section 5(c), any Option granted under the Plan:

              i. may be exercised in full by a Participant who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while serving as a Director of the Company; or

             ii.      may be exercised

                    (x) in full upon the death of the Participant while serving as a Director of the Company, or

                    (y) to the extent then exercisable upon the death of the Participant within 90 days of ceasing to serve as a Director of the Company,

                    by the person to whom it is transferred by will, by the laws of descent and distribution, or by written designation of beneficiary filed with the Company;

in each such case within the period of one year after the date the Participant ceases to be such a director by reason of such death or disability; provided, that no Option shall be exercisable after the expiration of ten (10) years from the date of grant.

         e. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:


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             i.       in cash or by check, payable to the order of the Company;

            ii. except as the Board may otherwise provide in an Option Agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

           iii. to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

            iv.      by any combination of the above permitted forms of payment.

6.       GENERAL PROVISIONS APPLICABLE TO OPTIONS

         a. TRANSFERABILITY OF OPTIONS. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         b. DOCUMENTATION. Each Option under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

         c. ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), the Participant shall have the right to exercise the Option in full, including with respect to shares of Common Stock as to which it would not otherwise be exercisable. In the event of an Acquisition Event, the Board shall notify the Participant in writing or electronically that the Option shall be fully exercisable for a period of not less than one hundred eighty (180) days from the date of such notice, and the Option shall terminate upon the expiration of such period. An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring

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entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

         d. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         e. ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part.

7.       MISCELLANEOUS

         a. NO RIGHT TO BOARD MEMBERSHIP OR OTHER STATUS. Neither the Plan nor the granting of an Option shall be construed as giving a Participant the right to continue as a Director of the Company.

         b. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Options, no Participant or beneficiary designated by the Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares.

         c. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Options shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.

         d. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

         e. GOVERNING LAW. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

         Adopted by the Board of Directors on August 31, 1999

         Adopted by the Stockholders on October 13, 1999

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